                                                                    EXHIBIT 99.1

EVI ANNOUNCES RECORD FOURTH QUARTER RESULTS


February 2, 1998, Houston, Texas - EVI, Inc. (NYSE-EVI) today announced income from continuing operations of $27,194,000, or $.58 per basic share ($.57 diluted), on revenues of $279,396,000 for the fourth quarter of 1997 compared to income from continuing operations of $10,795,000, or $.24 per basic share ($.23 diluted), on revenues of $154,381,000 for the fourth quarter of 1996. Operating income for the fourth quarter of 1997 was $47,727,000 compared to $13,169,000 for the fourth quarter of 1996. Operating profit margins more than doubled year over year in each of the Company's business segments. The results of the quarter reflect the positive impact of acquisitions completed during the past two years, significant increases in drilling tool volume and the effect of cost reduction programs initiated in 1996.

Income from continuing operations for the year ended December 31, 1997 was $83,695,000, or $1.81 per basic share ($1.77 diluted), on revenues of $892,264,000 compared to income from continuing operations of $24,505,000, or $.60 per basic share ($.59 diluted), on revenues of $478,020,000 for the year ended December 31, 1996.

Operating income at the Company's drilling products segment increased to $39,727,000 on revenues of $179,454,000 for the 1997 fourth quarter up from $12,688,000 on revenues of $113,545,000 for the 1996 fourth quarter. The drilling products segment benefited from revenue increases in each of its main product lines. Total drill pipe shipped in the 1997 quarter totaled 2,483,000 feet, a 34% increase from 1996 levels. With a current backlog in excess of $320 million, the Company expects to ship between 2.4 million and 2.7 million feet of drill pipe in each quarter of 1998. Revenues from the engineered connection product line increased by approximately $36,000,000 from the fourth quarter of 1996 to the fourth quarter of 1997. The improvement in engineered connection revenues is attributed to strength in Gulf of Mexico activity as well as the 1997 acquisition of TA Industries, the Company's premium accessory business.

Operating income at the Company's production equipment segment was $9,913,000 for the fourth quarter of 1997 compared to $2,154,000 for the fourth quarter of 1996. The improvement in operating income is a result of manufacturing cost saving programs initiated at its domestic artificial lift operations, revenue increases in the Corod product line and the impact of five significant acquisitions completed during the year. The Company expects that operating margins will continue to show improvement year-on-year due to the ongoing integration of acquisitions, the positive impact of productivity enhancing capital expenditures, and the recent start-up of a new continuous rod plant in Canada and a packer facility in Brazil. For 1998, product line rationalization and manufacturing consolidation will dominate the activities of the production equipment segment. The Company is focused on successfully integrating all 1997 acquisitions by the end of 1998.

In December 1997, the Company completed a tender for its $120,000,000 Senior Notes due 2004. The Company was successful in repurchasing 99.9% of the Senior Notes outstanding. The prepayment of the Senior Notes resulted in an extraordinary charge, net of taxes, of $9,010,000, or $.19 per basic share in the fourth quarter.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, EVI's prospects and development for its operations and the integration of recent acquisitions, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in EVI's Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include changes in market conditions in the oil and gas industry as well as the effect of changes in prices of oil and gas. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

EVI is an international manufacturer of engineered oilfield products. The Company manufactures drilling tools, engineered connections, subsea equipment and production tools.


Contact:
James G. Kiley
Vice President and
Chief Financial Officer
(713) 297-8440

                                   EVI, Inc.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's Except Per Share Amounts)





                                                              Three Months Ended
                                                                 December 31,
                                                            ----------------------          %
                                                              1997         1996          Change
                                                            ---------    ---------       ------
Net Revenues:
  Drilling Products                                         $ 179,454    $ 113,545         58%
  Production Equipment                                         99,942       40,836        145%
                                                            ---------    ---------        ---
                                                              279,396      154,381         81%
                                                            ---------    ---------        ---

Operating Income:
  Drilling Products                                            39,727       12,688        213%
  Production Equipment                                          9,913        2,154        360%
  Corporate Expenses                                           (1,913)      (1,673)        --
                                                            ---------    ---------        ---
                                                               47,727       13,169        262%

Other Income (Expense):
  Other, Net                                                    1,756        1,475
  Interest Expense                                             (7,924)      (4,189)
                                                            ---------    ---------
Income Before Income Taxes                                     41,559       10,455
Provision (Benefit) For Income Taxes                           14,365         (340)
                                                            ---------    ---------
Income From Continuing Operations                              27,194       10,795
Income From Discontinued Operations, Net of Taxes                  --        1,278
Gain on Disposal of Discontinued Operations, Net of Taxes          --       66,924
Extraordinary Charge, Net of Taxes                             (9,010)          --
                                                            ---------    ---------
Net Income                                                  $  18,184    $  78,997
                                                            =========    =========



Basic Earnings Per Share:
  Income From Continuing Operations                         $    0.58    $    0.24        142%
  Income From Discontinued Operations                              --         0.03
  Gain on Disposal of Discontinued Operations                      --         1.46
  Extraordinary Charge                                          (0.19)          --
                                                            ---------    ---------
  Net Income Per Share                                      $    0.39    $    1.73
                                                            =========    =========

Basic Weighted Average Shares Outstanding                      47,087       45,634
                                                            =========    =========

Diluted Earnings Per Share:
  Income From Continuing Operations                         $    0.57    $    0.23        148%
  Income From Discontinued Operations                              --         0.03
  Gain on Disposal of Discontinued Operations                      --         1.43
  Extraordinary Charge                                          (0.19)          --
                                                            ---------    ---------
  Net Income Per Share                                      $    0.38    $    1.69
                                                            =========    =========

Diluted Weighted Average Shares Outstanding                    48,111       46,609
                                                            =========    =========

Depreciation and Amortization:
  Drilling Products                                         $   6,296    $   3,625
  Production Equipment                                          3,201        1,794
  Corporate                                                        25           20
                                                            ---------    ---------
                                                            $   9,522    $   5,439
                                                            =========    =========

                                   EVI, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's Except Per Share Amounts)


                                                                  Year Ended
                                                                  December 31,
                                                            ----------------------          %
                                                              1997         1996           Change
                                                            ---------    ---------        ------
Net Revenues:
  Drilling Products                                         $ 618,855    $ 342,530          81%
  Production Equipment                                        273,409      135,490         102%
                                                            ---------    ---------         ---
                                                              892,264      478,020          87%
                                                            ---------    ---------         ---

Operating Income:
  Drilling Products                                           123,810       44,394         179%
  Production Equipment                                         25,503        8,237         210%
  Corporate Expenses                                           (7,309)      (6,344)         --
                                                            ---------    ---------         ---
                                                              142,004       46,287         207%

Other Income (Expense):
  Other, Net                                                    9,784        1,713
  Interest Expense                                            (23,134)     (16,454)
                                                            ---------    ---------
Income Before Income Taxes                                    128,654       31,546
Provision For Income Taxes                                     44,959        7,041
                                                            ---------    ---------
Income From Continuing Operations                              83,695       24,505
Income From Discontinued Operations, Net of Taxes                  --        7,468
Gain on Disposal of Discontinued Operations, Net of Taxes          --       66,924
Extraordinary Charge, Net of Taxes                             (9,010)        (731)
                                                            ---------    ---------
Net Income                                                  $  74,685    $  98,166
                                                            =========    =========

Basic Earnings Per Share:
  Income From Continuing Operations                         $    1.81    $    0.60         202%
  Income From Discontinued Operations                              --         0.18
  Gain on Disposal of Discontinued Operations                      --         1.65
  Extraordinary Charge                                          (0.19)       (0.02)
                                                            ---------    ---------
  Net Income Per Share                                      $    1.62    $    2.41
                                                            =========    =========

Basic Weighted Average Shares Outstanding                      46,243       40,706
                                                            =========    =========

Diluted Earnings Per Share:
  Income From Continuing Operations                         $    1.77    $    0.59         200%
  Income From Discontinued Operations                              --         0.18
  Gain on Disposal of Discontinued Operations                      --         1.62
  Extraordinary Charge                                          (0.19)       (0.02)
                                                            ---------    ---------
  Net Income Per Share                                      $    1.58    $    2.37
                                                            =========    =========

Diluted Weighted Average Shares Outstanding                    47,367       41,489
                                                            =========    =========

Depreciation and Amortization:
  Drilling Products                                         $  23,610    $  11,046
  Production Equipment                                          9,951        5,642
  Corporate                                                        92           83
                                                            ---------    ---------
                                                            $  33,653    $  16,771
                                                            =========    =========